                               REVISED SCHEDULE A
                               DATED MAY 24, 1999
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                                STI CLASSIC FUNDS
                                       AND
                            TRUSCO CAPITAL MANAGEMENT

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:


          Portfolio                                            Fee
          ---------                                            ---
          Prime Quality Money Market Fund                      .65%

          Government Securities
          Money Market Fund                                    .65%

          Tax -Exempt
          Money Market Fund                                    .55%

          Short-Term Bond Fund                                 .65%

          Short-Term U.S. Treasury  Fund                       .65%

          Sunbelt Equity Fund                                 1.15%

          U.S. Government Securities Fund                      .74%

          International Equity Index Fund                      .90%

          Classic Institutional Cash Management
          Money Market Fund                                    .20%

          Classic Institutional U.S. Treasury Securities
          Money Market Fund                                    .20%


          Small Cap Growth Stock Fund                         1.15%

          Tax Sensitive Growth Stock Fund                     1.15%

          Maryland Municipal Bond Fund                         .65%

          Virginia Intermediate Municipal Bond Fund            .65%

          Virginia Municipal Bond Fund                         .65%

          Tax-Free Money Market Fund                           .40%

          U.S. Treasury Money Market Fund                      .65%

          Growth and Income Fund                               .90%

          Life Vision Maximum Growth Portfolio                 .25%

          Life Vision Growth and Income Portfolio              .25%

          Life Vision Balanced Portfolio                       .25%

          Classic Institutional U.S. Government Securities
          Money Market Fund                                    .20%